UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 7, 2006
Commission File Number 333-112528
Vought Aircraft Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	75-2884072
(State or other jurisdiction of incorporation	(I.R.S. Employer
or organization)	Identification Number)
9314 West Jefferson Boulevard M/S 2-01
Dallas, Texas 75211
(972) 946-2011
(Address of principal executive offices and telephone number)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b)	On April 7, 2006, Mr. Daniel R. Davis (“Mr. Davis”), Controller and Principal Accounting Officer of Vought Aircraft Industries, Inc. (“the Company”), advised the Company of his intention to resign from the Company and accept a position outside the Company. Mr. Davis has agreed to continue in his position through April 28, 2006.
(c)	Effective April 7, 2006, the Company appointed Ms. Wendy Hargus (“Ms. Hargus”), 48, the Company’s current Treasurer, to serve as the Company’s interim Principal Accounting Officer pending the selection of Mr. Davis’ replacement. Ms. Hargus joined the Company as Treasurer in November 2005. Before joining the Company she worked for 26 years for American Electric Power, Inc. and Central and South West Corporation, which merged in 2000. From 2000 to 2005, she served as Vice President of Treasury Operations and Assistant Treasurer for American Electric Power in Columbus, Ohio. Prior to the merger in 2000, she was Vice President and Treasurer (1996-2000) and Vice President and Controller (1993-1996) for Central and South West Corporation in Dallas, Texas. Ms. Hargus is a Certified Public Accountant.

SIGNATURES
     Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOUGHT AIRCRAFT INDUSTRIES, INC.
Date: April 12, 2006	/s/ W. Bruce White, Jr.
W. Bruce White, Jr.
Vice President and General Counsel